Exhibit 2.1

SHARE EXCHANGE AND REORGANIZATION AGREEMENT, dated as of October 25, 2010 (the “Agreement”), among SEBRING SOFTWARE LLC, a Florida limited liability company with offices located at 1400 Cattlemen Road, Suite D, Sarasota, Florida 34232  (“Sebring”); SUMOTEXT INCORPORATED, a Nevada corporation with offices located at 2100 Riverdale, Suite 200, Little Rock, Arkansas, 72202 (“PublicCo”); and THE BENEFICIAL MEMBERS OF SEBRING IDENTIFIED IN SCHEDULE A HERETO (the “Sebring Equityholders”).

INTRODUCTION

PublicCo desires to acquire all of the issued and outstanding membership interests of Sebring (the “Sebring Capital Stock”) solely in exchange for an aggregate of 18,729,098 shares of authorized, but theretofore unissued, shares of common stock, par value $0.001 per share, of PublicCo (the “PublicCo Common Stock”).  Such 18,729,098 shares shall be issued after giving effect to an eleven-to-one forward split of PublicCo’s common stock.  The Sebring Equityholders desire to exchange all of their beneficially owned shares of Sebring Capital Stock solely for shares of PublicCo Common Stock in the amount set forth herein.

On or prior to the date hereof, the respective boards of directors or analogous governing body of each of PublicCo and Sebring have, and the Sebring Equityholders have, approved and adopted this Agreement and it is the intent of the parties hereto that the transactions contemplated hereby be structured so as to qualify as a tax-free exchange under Subchapter C of the Internal Revenue Code of 1986, as amended (the “Code”), and the provisions of this Agreement will be interpreted in a manner consistent with this intent.

NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

ARTICLE I

ACQUISITION AND EXCHANGE OF SHARES

Section 1.01  The Agreement.  The parties hereto hereby agree that, at such time as both the closing of the Purchase Agreement (as that term is defined in Section 2.02, below) and the closing of the Spin-Off (as defined in the Purchase Agreement) have been effected, (i) PublicCo shall acquire all of the issued and outstanding shares of Sebring Capital Stock solely in exchange for an aggregate of 18,729,098 shares of authorized, but theretofore unissued, shares of PublicCo Common Stock (after giving effect to an eleven-to-one forward split of PublicCo’s common stock) (ii) Sebring will cause 6, 306,950 shares of PublicCo’s common stock held by Sebring to be retired and cancelled, and (iii) PubliCo shall assume Sebring’s obligations under the documents and instruments identified on Exhibit A attached hereto (the “Assumed Liabilities”). The parties hereto agree that at the Closing, Sebring will become a wholly-owned subsidiary of PublicCo subject to the conditions and provisions of Section 1.03 hereof.

Section 1.02  Exchange of Shares; Assumption of Obligations.

(a)           At the Closing, PublicCo will cause to be issued and held for delivery to the Sebring Equityholders or their designees, stock certificates representing an aggregate of 18,729,098 shares of PublicCo Common Stock, in exchange for all of the issued and outstanding shares of Sebring Capital Stock, which shares will be delivered to PublicCo at the Closing.

(b)           The shares of PublicCo Common Stock to be issued pursuant to paragraph (a) of this Section 1.02 will be authorized, but theretofore unissued shares of PublicCo Common Stock, and will be issued to the Sebring Equityholders or as directed thereby as set forth in Schedule 1.02(b) hereof.

(c)           All shares of PublicCo Common Stock to be issued hereunder shall be deemed “restricted securities” as defined in paragraph (a) of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and the Sebring Equityholders hereby represent that they are acquiring said shares for investment purposes only and without the intent to make a further distribution of such shares.  All shares of PublicCo Common Stock to be issued under the terms of this Agreement shall be issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.  Certificates representing the shares of PublicCo Common Stock to be issued hereunder shall bear a restrictive legend in substantially the following form:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered for sale, sold, or otherwise disposed of, except in compliance with the registration provisions of such Act or pursuant to an exemption from such registration provisions, the availability of which is to be established to the satisfaction of PublicCo.

(d)           At the Closing, PublicCo shall assume all of the Assumed Liabilities.

Section 1.03  Closing.  The Closing will take place at a date and time (the “Closing Date”) and place to be mutually agreed upon by the parties hereto, and will be subject to the provisions of Article IV of this Agreement.  At the Closing:

(a)           Sebring will deliver to PublicCo stock certificates or other evidences representing all of the issued and outstanding shares of Sebring Capital Stock, duly endorsed, so as to make PublicCo the holder thereof, free and clear of all liens, claims and other encumbrances; and

(b)           PublicCo will deliver to, or at the direction of, the Sebring Equityholders, in accordance with Schedule 1.02(b) hereof, stock certificates representing an aggregate of 18,729,098 shares of PublicCo Common Stock, which certificates will bear a standard restrictive legend in the form customarily used with restricted securities and as set forth in Section 1.02(c) above.

Section 1.04  Approval by Board of Directors.  In anticipation of this Agreement, PublicCo has taken all necessary and requisite corporate and other action, including without limitation, actions of the Board of Directors in order to approve this Agreement and all transactions contemplated hereby and in connection herewith.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.01Representations and Warranties of PublicCo.  PublicCo hereby represents and warrants to, and agrees with, Sebring and the Sebring Equityholders as follows:

(a)           PublicCo has all requisite power and authority to execute, deliver, and perform this Agreement.  All necessary proceedings of PublicCo have been duly taken to authorize the execution, delivery, and performance of this Agreement thereby. This Agreement has been duly authorized, executed, and delivered by PublicCo, constitutes the legal, valid, and binding obligation of PublicCo, and is enforceable as to PublicCo in accordance with its terms.  Except as otherwise set forth in this Agreement, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by PublicCo for the execution, delivery, or performance of this Agreement thereby.  No consent, approval, authorization or order of, or qualification with, any court, government or governmental agency or body, domestic or foreign, having jurisdiction over PublicCo or over its properties or assets is required for the execution and delivery of this Agreement and the consummation by PublicCo of the transactions herein and therein contemplated, except such as may be required under the Securities Act or under state or other securities or blue sky laws, all of which requirements have been, or in accordance therewith will be, satisfied in all material respects.  No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which PublicCo is a party, or to which its or any of its respective businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement; and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to receive rights or privileges that such party was not entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of PublicCo to which it was not subject immediately before this Agreement was executed under, any term of any such material contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation or by-laws of PublicCo or (if the provisions of this Agreement are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, decree, injunction, or writ of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over PublicCo or over its properties or assets.

(b)           There is not any pending or, to the best of PublicCo’s knowledge, threatened, action, suit, claim or proceeding against PublicCo, or any of PublicCo’s officers or any of the properties, assets or rights of PublicCo, before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over PublicCo or over PublicCo’s officers or the properties of PublicCo, or otherwise that (i) is reasonably likely to result in any material adverse change in the respective business, prospects, financial condition or results of operations of PublicCo or might materially and adversely affect its properties, assets or rights taken as a whole, (ii) might prevent consummation of the transactions contemplated by this Agreement, or (iii) alleging violation of any Federal or state securities laws.

           (c)           The authorized capital stock of PublicCo consists of 100,000,000 shares of Common Stock, of which 16,201,427 (giving effect to Split (as defined in the Purchase Agreement), and 10,000,000 shares of blank check preferred stock, par value $0.001 per share, none of which is outstanding.  Each of such outstanding shares of Common Stock is duly and validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders.  Except as disclosed in the SEC Filings (as defined in the Purchase Agreement), (i) there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of, or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of, PublicCo, and (ii) there is outstanding no security or other instrument convertible into or exchangeable for capital stock of PublicCo. When delivered by PublicCo in accordance with the terms of this Agreement, the shares of PublicCo Common Stock to be issued pursuant to Section 1.01 hereof will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest of any kind; and no preemptive or similar right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any of the such shares or the issuance and sale thereof other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon the execution hereof.  No further approval or authorization of any stockholder, the Board of Directors of PublicCo or others is required for the issuance and sale or transfer of such shares, except as may be required under the Securities Act, the rules and regulations promulgated thereunder or under state or other securities or blue sky laws.  PublicCo has no stock option, stock bonus and other stock plans or arrangements.

(d)           PublicCo has all requisite power and authority to execute, deliver, and perform this Agreement.  All necessary corporate proceedings of PublicCo have been duly taken to authorize the execution, delivery, and performance of this Agreement thereby.  This Agreement has been duly authorized, executed, and delivered by PublicCo, constitutes the legal, valid, and binding obligation of PublicCo, and is enforceable as to PublicCo in accordance with its terms.  Except as otherwise set forth in this Agreement, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by PublicCo for the execution, delivery, or performance of this Agreement by PublicCo.  No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which PublicCo is a party, or to which it or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement; and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to receive rights or privileges that such party was not entitled to receive before this Agreement was executed under, or create any obligation on the part of PublicCo to which it was not subject immediately before this Agreement was executed under, any term of any such material contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of PublicCo, or (if the provisions of this Agreement are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on PublicCo or to which any of its businesses, properties, or assets are subject, which violation or breach would have a material adverse effect on PublicCo.  Other than fees payable to Pentium Financial Group Ltd., neither PublicCo, nor any of its officers, directors, employees, or agents has employed any broker, finder, or consultant or incurred any liability for any fee, commission, or other compensation payable by any person on account of alleged employment as a broker, finder, or consultant or alleged performance of services as a broker, finder, or consultant in connection with or as a result of this Agreement or the transactions contemplated hereby and in connection herewith.

(e)           At the Closing, PublicCo shall have no properties or assets and PublicCo shall be free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. At the Closing, PublicCo shall be party to no agreements except for (i) the Purchase Agreement, (ii) escrow agreement, dated as of August ___, 2010, between The Loev Law Firm, PC, Sebring, and PublicCo, (iii) an agreement among PublicCo and __________ relating to the Spin-Off, and (iv) this Agreement, which shall be a legal, valid and binding agreement, enforceable against PublicCo in accordance with its terms.

(f)           PublicCo has no liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local, or foreign taxes and penalties, interest, and additions to tax (“Taxes”), and liabilities to customers or suppliers.  Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes, if any, in the Financial Statements (as defined in the Purchase Agreement) are sufficient for all accrued and unpaid Taxes of PublicCo, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the date of the Financial Statements or now in effect, for the period ended on such date and for all fiscal periods prior thereto.  The execution, delivery, and performance of this Agreement by PublicCo will not cause any Taxes to be payable (other than those that may possibly be payable by a Sebring Shareholder as a result of the sale of the shares to be issued pursuant hereto) or cause any lien, charge, or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Taxes other than on the properties or assets of the Sebring Equityholders.  The Internal Revenue Service has audited and settled or the statute of limitations has run upon all federal income tax returns of PublicCo for all taxable years up to and including the taxable year ended August 31, 2003.  PublicCo has filed all federal, state, local, and foreign tax returns required to be filed by it; has made available to the Sebring Equityholders a true and correct copy of each such return which was filed since the inception of PublicCo; has paid (or has established on the last balance sheet included in the Financial Statements a reserve for) all Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable; and has delivered or will deliver to Sebring a true and correct copy of any report as to adjustments received by it from any taxing authority since the inception of PublicCo and a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report.  PublicCo has paid all taxes payable thereby due on or prior to the date hereof.

(g)           PublicCo has no rights to use any trade secrets, know-how, trademarks, service marks, trade names, logos, or copyrights. There shall be no patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, logos at Closing.  PublicCo has not received any notice of, or has knowledge of, any infringement of or conflict with asserted rights of PublicCo by others with respect to any patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, logos, or copyrights; and PublicCo has not received any notice of, or has no knowledge of, any infringement of, or conflict with, asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, logos, or copyrights described or referred to in the SEC Documents as owned by or used by it or which, individually or in the aggregate, in the event of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, prospects, financial condition or results of operations of PublicCo.

(h)           PublicCo has not taken and has not agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the transactions contemplated by this Agreement from constituting a “reorganization” under section 368(b) of the Code or as an acquisition of in excess of 80% of the stock of a corporation in exchange for property under Section 351 of the Code.  PublicCo is not aware of any agreement, plan or other circumstance that could reasonably be expected to prevent the transactions contemplated by this Agreement from so qualifying.

(ii)           PublicCo has no plan or intention to reacquire, and, to PublicCo’s knowledge, no person related to PublicCo within the meaning of Treasury Regulations Section 1.368-1 has a plan or intention to acquire, any of the PublicCo Common Stock pursuant to Section 1.02(a) hereof.

(i) (i)           The Common Stock has been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and PublicCo is subject to the periodic reporting requirements of Section 13 of the Exchange Act.  PublicCo has made available to the Buyer true, complete, and correct copies of all forms, reports, schedules, statements, and other documents required to be filed by it under the Exchange Act, as such documents have been amended since the time of the filing thereof (collectively, including all forms, reports, schedules, statements, exhibits, and other documents filed by PublicCo therewith, the “SEC Documents”). The SEC Documents, including, without limitation, any financial statements and schedules included therein, at the time filed or, if subsequently amended, as so amended, (i) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) complied in all respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder.

(ii)           PublicCo maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures were ineffective in the opinion of management as of August 31, 2009; however, in the opinion of PublicCo’s management, such controls and procedures are effective to ensure that:

(A)           all material information concerning PublicCo is made known on a timely basis to the individuals responsible for the preparation of PublicCo’s filings with the SEC and other public disclosure documents;

(B)           transactions are executed in accordance with management’s general or specific authorizations;

(C)           transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability;

(D)           access to assets is permitted only in accordance with management’s general or specific authorization; and

(E)           the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

PublicCo has made available to the Buyer copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures.  The books, records and accounts of PublicCo accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, PublicCo all to the extent required by generally accepted accounting principles.

(iii)           The Chief Executive Officer and the Chief Financial Officer of the PublicCo has signed, and PublicCo has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither PublicCo nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

(iv)           PublicCo has heretofore made available to the Buyer complete and correct copies of all certifications filed with the SEC pursuant to Sections 302 and 906 of Sarbanes-Oxley Act of 2002 and hereby reaffirms, represents and warrants to the Buyer the matters and statements made in such certificates.

(j)          At the date hereof and at the Closing Date:

           (i)           the Common Stock is eligible to trade and be quoted on, and is quoted on,  the over-the-counter Bulletin Board market maintained by The Nasdaq Stock Market (the “OTCBB”) and has received no notice or other communication indicating that such eligibility is subject to challenge or review by the any applicable regulatory agency, electronic market administrator, or exchange;

           (ii)           PublicCo has and shall have performed or satisfied all of its undertakings to, and of its obligations and requirements with, the SEC;

           (iii)           PublicCo has not, and shall not have taken any action that would preclude, or otherwise jeopardize, the inclusion of the Common Stock for quotation on the OTCBB;

(iv)           The Common Stock is eligible for participation in The Depository Trust Company book entry system; and

(i)   PublicCo has no “strikes” with FINRA (e.g., no late 10-K or 10-Q filings).

(k)          Other than as disclosed in the SEC Documents, PublicCo has no subsidiaries or affiliated corporation or any interest in any other enterprise (whether or not such enterprise is a corporation).  PublicCo has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada with full power and authority (corporate and other) to own, lease and operate its respective properties and conduct its respective business as described in the SEC Documents; except as otherwise disclosed in the SEC Documents, PublicCo is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on its business, prospects, condition (financial or otherwise), and results of operations of PublicCo; no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; PublicCo is in possession of, and operating in compliance with, all authorizations, licenses, certificates, consents, orders and permits from state, federal, foreign and other regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect; PublicCo is not in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness, or in any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which it is a party or by which it or its properties or assets may be bound, which violation or default would have a material adverse effect on the business, prospects, financial condition or results of operations of PublicCo; and PublicCo is not in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over PublicCo or over its properties or assets, which violation would have a material adverse effect on the business, prospects, financial condition or results of operations of PublicCo taken as a whole.  The SEC Documents accurately describe any corporation, association or other entity owned or controlled, directly or indirectly, by PublicCo.

(l)           M&K CPAS, PLLC (“M&K”) examined the financial statements of PublicCo, together with the related schedules and notes, for the year ended August 31, 2009 and Malone & Bailey, PC (“Malone & Bailey”) examined the financial statements of PublicCo, together with the related schedules and notes, for the year ended August 31, 2008 (collectively, the “Auditors”), filed with the SEC as a part of the SEC Documents.  M&K and Malone & Bailey are independent accountants within the meaning of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder.  The audited financial statements of PublicCo, together with the related schedules and notes, and the unaudited financial information, forming part of the SEC Documents, fairly present and will fairly present the financial position and the results of operations of PublicCo at the respective dates and for the respective periods to which they apply.  All audited financial statements of PublicCo, together with the related schedules and notes, and the unaudited financial information, filed with the SEC as part of the SEC Documents, (i) complied and will comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect hereto when filed, (ii) have been and will be prepared in accordance with U.S. generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein (except as may be indicated in the notes thereto or as permitted by the rules and regulations of the SEC) and (iii) fairly present and will fairly present, subject in the case of the unaudited financial statements, to customary year end audit adjustments, the financial position of PublicCo as at the dates thereof and the results of its operations and cash flows. The procedures pursuant to which the aforementioned financial statements have been audited are compliant with generally accepted auditing standards as applied in the United States. The selected and summary financial and statistical data included in the SEC Documents present and will present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein.  No other financial statements or schedules are required to be included in the SEC Documents.   The financial statements referred to in this Section 3.01(g) contain all certifications and statements required under the SEC’s Order, dated June 27, 2002, pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), Rule 13a-14 or 15d-14 under the Exchange Act, or 18 U.S.C. Section 1350 (Sections 302 and 906 of the Sarbanes-Oxley Act of 2002) with respect to the report relating thereto.  Since the Last Company Financial Statement Date:

(i)           There has at no time been a material adverse change in the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of PublicCo.

(ii)           PublicCo has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of PublicCo, other than the Split.

(iii)           Except as set forth in the SEC Documents, the operations and businesses of PublicCo have been conducted in all respects only in the ordinary course.

Other than a “going concern” qualification in the report of the Auditors with respect to the financial statements of PublicCo, there is no fact known to Sellers or PublicCo which materially adversely affects or in the future (as far as PublicCo can reasonably foresee) may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of PublicCo; provided, however, that neither Sellers nor PublicCo expresses any opinion as to political or economic matters of general applicability.  PublicCo has made known, or caused to be made known, to the accountants or auditors who have prepared, reviewed, or audited the aforementioned consolidated financial statements all material facts and circumstances which could affect the preparation, presentation, accuracy, or completeness thereof.

(m)           Subsequent to the respective dates as of which information is given in the SEC Documents, there has not been (i) any material adverse change in the business, prospects, financial condition or results of operations of PublicCo, (ii) any transaction committed to or consummated that is material to PublicCo, (iii) any obligation, direct or contingent, that is material to PublicCo incurred by PublicCo, except such obligations as have been incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of PublicCo that is material to PublicCo, (v) any dividend or distribution of any kind declared, paid, or made on the capital stock of PublicCo (except for the Split), or (vi) any loss or damage (whether or not insured) to the property of PublicCo which has a material adverse effect on the business, prospects, condition (financial or otherwise), or results of operations thereof.

(n)           Except as disclosed in the SEC Documents, PublicCo does not have any insurance; PublicCo has at no time been refused any insurance coverage sought or applied for.

(o)           No labor disturbance by the employees of PublicCo exists or, to the best of PublicCo’s knowledge, is imminent.  PublicCo is not aware of any existing or imminent labor disturbance by the employees of any principal suppliers or customers of PublicCo that might be expected to result in any material adverse change in the business, prospects, financial condition, or results of operations of PublicCo.  No collective bargaining agreement exists with any of PublicCo’s employees and, to the best of Sellers’ and PublicCo's knowledge, no such agreement is imminent.

(ii)           PublicCo does not have, or contribute to, and has never maintained or contributed to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of ERISA) or Pension Plan (as defined in ERISA) and PublicCo does not have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written.

(p)           PublicCo has been advised concerning the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations thereunder, and has in the past conducted, and intends in the future, to conduct its affairs in such a manner as to ensure that it is not and will not become an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act and such rules and regulations.

(q)           PublicCo has not, and no person or entity acting on behalf or at the request of PublicCo has, at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any other applicable jurisdiction.

(ii)           Neither PublicCo, nor, to the best knowledge of PublicCo, any director, officer, agent, employee, or other person associated with, or acting on behalf of, PublicCo, has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.  PublicCo's internal accounting controls and procedures are sufficient to cause PublicCo to comply in all respects with the Foreign Corrupt Practices Act of 1977, as amended.

           (iii)           Neither PublicCo, nor any officer, director or “affiliate” (as such term is defined in the Securities Act) of PublicCo, has been, within the ten years ending on the Closing Date, a party to any bankruptcy petition against such person or against any business of which such person was affiliated; convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction in a civil action, by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

(r)           PublicCo has not, and no person acting on behalf thereof, has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in, stabilization in violation of law, or manipulation, of the price of the Common Stock to facilitate the sale or resale of the PublicCo’s common stock.

(s)           Except as set forth in the SEC Documents, (i) PublicCo is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) that are applicable to its business, (ii) PublicCo has not received notice from any governmental authority or third party of an asserted claim under Environmental Laws, (iii) to the best knowledge of PublicCo, PublicCo is not likely to be required to make future material capital expenditures to comply with Environmental Laws (iv) no property which is owned, leased or occupied by PublicCo has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law, and (v) PublicCo is not in violation of any federal or state law or regulation relating to occupational safety or health.

(t)           There are no outstanding loans, advances or guarantees of indebtedness by PublicCo to, or for the benefit of, any of the officers, directors, or director-nominees of PublicCo or any of the members of the families of any of them, except as disclosed in the SEC Documents.

(u)           PublicCo has not incurred any liability, direct or indirect, for finders' or similar fees on behalf of or payable by PublicCo or Sebring or the Sebring Equityholders in connection with the transactions contemplated hereby or any other transaction involving PublicCo and Sebring, except for fees payable to Abraxis Financial, David M. Loev and Jacob Cohen, all of which shall be paid at or prior to the Closing.

           (v)           No stockholder of PublicCo has any right to request or require PublicCo to register the sale of any shares owned by such stockholder under the Securities Act on any registration statement.

           (w)           PublicCo is in compliance with, and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, including, without limitation, Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated pursuant thereto or thereunder except where such failure would not have a material adverse effect on its business, prospects, condition (financial or otherwise), and results of operations of PublicCo.  PublicCo is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

(x)           Other than the Purchase Agreement and any agreements executed in connection therewith, PublicCo is not a party to any contract, agreement or arrangement other than this Agreement.

Section 2.02  Representations and Warranties of Sebring.  Sebring hereby represents and warrants to, and agrees with, PublicCo:

(a)           Other than as disclosed on Schedule 2.02(a)(i), Sebring has no subsidiaries or affiliated corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation).  Sebring has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Florida with full power and authority (corporate and other) to own, lease and operate its respective properties and conduct its respective business as conducted on the date hereof; Sebring is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on its business, prospects, condition (financial or otherwise), and results of operations of Sebring and its subsidiaries taken as a whole; no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; Sebring and each Sebring Subsidiary is in possession of, and operating in compliance with, all authorizations, licenses, certificates, consents, orders and permits from state, federal, foreign and other regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect; Other than as disclosed on Schedule 2.02(ii), Sebring is not in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness, or in any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which it is a party or by which it or its properties or assets may be bound, which violation or default would have a material adverse effect on the business, prospects, financial condition or results of operations of Sebring and the subsidiaries thereof taken as a whole; and neither Sebring nor any subsidiary thereof is in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over Sebring or any subsidiary thereof or over its properties or assets, which violation would have a material adverse effect on the business, prospects, financial condition or results of operations of Sebring and the subsidiaries thereof taken as a whole.

(b)           Sebring’s membership interests (“Sebring Capital Stock”) are evidenced by Units. Sebring has authorized the issuance of Voting Units and Nonvoting Units.  Sebring currently has 119 Voting units outstanding and 0 Nonvoting Units outstanding.  Each of such outstanding unit of Sebring Capital Stock is duly and validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders.  Except as disclosed in Schedule 2.02(b)(i) hereto, (i) there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of, or any security or other instrument convertible into, exercisable for, or exchangeable for Sebring Capital Stock, and (ii) there is outstanding no security or other instrument convertible into or exchangeable for Sebring Capital Stock. Except as disclosed on Schedule 2.02(b)(ii) hereto, no further approval or authorization of any stockholder, the Board of Directors of Sebring or others is required for the issuance and sale or transfer of such shares, except as may be required under the Securities Act, the rules and regulations promulgated thereunder or under state or other securities or blue sky laws.  Sebring has no stock option, stock bonus and other stock plans or arrangements.

(c)           Sebring has all requisite power and authority to execute, deliver, and perform this Agreement.  All necessary corporate proceedings of Sebring have been duly taken to authorize the execution, delivery, and performance of this Agreement by Sebring.  This Agreement has been duly authorized, executed, and delivered by Sebring, constitutes the legal, valid, and binding obligation of Sebring, and is enforceable as to Sebring in accordance with its terms.  Except as otherwise set forth in this Agreement, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Sebring for the execution, delivery, or performance of this Agreement by Sebring.  Except as disclosed on Schedule 2.02(c) hereto, no consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which Sebring is a party, or to which its or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement; and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to receive rights or privileges that such party was not entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of Sebring or PublicCo to which it was not subject immediately before this Agreement was executed under, any term of any such material contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation or by-laws of Sebring (or the comparable charter documents, if any, under applicable law), or (if the provisions of this Agreement are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Sebring or to which any of its businesses, properties, or assets are subject.  Except as disclosed on Schedule 2.02(d) hereto, neither Sebring nor any of its officers, directors, employees, or agents has employed any broker or finder or incurred any liability for any fee, commission, or other compensation payable by any person on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of this Agreement or the other transactions contemplated hereby and in connection herewith.

Section 2.03  Representations and Warranties of the Sebring Equityholders.  The Sebring Equityholders hereby represents and warrants to, and agrees with, PublicCo as follows:

(a)           To the knowledge of the Sebring Equityholders, the representations and warranties of Sebring set forth in Section 2.02 hereof are true and correct in all material respects.  Nothing has come to the attention of the Sebring Equityholders that would lead the Sebring Equityholders to believe that any representation or warranty of Sebring set forth on Section 2.02 hereof is untrue or incorrect in any material respect.

(b)           Sebring and the Sebring Equityholders have each approved this Agreement and duly authorized the execution and delivery hereof.  The Sebring Equityholders have full power and authority under the laws of the jurisdictions of residence thereof to execute, deliver, and perform this Agreement and the transactions contemplated hereby and in connection herewith. The Sebring Equityholders have reached the age of majority under applicable law.

(c)           The Sebring Equityholders own beneficially all of the shares of Sebring Capital Stock.  The Sebring Equityholders have full power and authority to transfer such shares of Sebring Capital Stock to PublicCo under, pursuant to, and in accordance with, this Agreement, and such shares are free and clear of any liens, charges, mortgages, pledges or encumbrances and such shares are not subject to any claims as to the ownership thereof, or any rights, powers or interest therein, by any third party and are not subject to any preemptive or similar rights of stockholders.

(d)           The Sebring Equityholders represent that they are acquiring the shares of PublicCo Common Stock to be issued pursuant to Section 1.02(a) hereof for their own accounts and for investment only and not with a view to distribution or resale thereof within the meaning of such phrase as defined under the Securities Act.  The Sebring Equityholders shall not dispose of any part or all of such shares of PublicCo Common Stock in violation of the provisions of the Securities Act and the rules and regulations promulgated under the Securities Act by the United States Securities and Exchange Commission (the “SEC”) and all applicable provisions of state securities laws and regulations.

(ii)           The certificate or certificates representing the shares of PublicCo Common Stock shall bear a legend in substantially the form set forth in Section 1.02(c) hereof.

(iii)           The Sebring Equityholders acknowledge being informed that the shares of PublicCo Common Stock to be issued pursuant to Section 1.02(a) hereof shall be unregistered, shall be “restricted securities” as defined in paragraph (a) of Rule 144 under the Securities Act, and must be held indefinitely unless (a) they are subsequently registered under the Securities Act, or (b) an exemption from such registration is available.  The Sebring Equityholders further acknowledge that PublicCo does not have an obligation to currently register such securities for the account of Sebring Equityholders.

(iv)           The Sebring Equityholders acknowledge that they have been afforded access to all material information which they have requested relevant to their decision to acquire the shares of PublicCo Common Stock and to ask questions of PublicCo’s management and that, except as set forth herein, neither PublicCo nor anyone acting on behalf of PublicCo has made any representations or warranties to the Sebring Equityholders which have induced, persuaded, or stimulated the Sebring Equityholders to acquire such shares of PublicCo Common Stock.

(v)           Either alone, or together with their investment advisor(s), the Sebring Equityholders have the knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the prospective investment in the shares of PublicCo Common Stock, and the Sebring Equityholders are and will be able to bear the economic risk of the investment in such shares of PublicCo Common Stock.

ARTICLE III

MISCELLANEOUS

Section 3.01Expenses.  Whether or not the transactions contemplated in this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, will be paid by the party incurring such expense or as otherwise agreed to herein.

Section 3.02Necessary Actions.  Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.  In the event at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper executive officers and/or directors of PublicCo or Sebring, as the case may be, or the relevant Sebring Equityholders will take all such necessary action.

Section 3.03  Extension of Time; Waivers.  At any time prior to the Closing Date:

(a)           PublicCo may waive any inaccuracies in the representations and warranties of Sebring or any Sebring Equityholders or Sebring Equityholders, or contained herein or in any document delivered pursuant hereto by Sebring or any Sebring Equityholders, and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by Sebring or any Sebring Equityholders.  Any agreement on the part of PublicCo to any such extension or waiver will be valid only if set forth in an instrument, in writing, signed on behalf of PublicCo.

(b)           Sebring and the Sebring Equityholders (by action of the Sebring Equityholders), may waive any inaccuracies in the representations and warranties of PublicCo contained herein or in any document delivered pursuant hereto by PublicCo.  Any agreement on the part of Sebring and to any such extension or waiver will be valid only if set forth in an instrument, in writing, signed on behalf of Sebring.

Section 3.04  Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or by the most nearly comparable method if mailed from or to a location outside of the United States or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to which it is to be given at the address of such party set forth in the introductory paragraph to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 3.04.  Any notice to PublicCo or to Sebring shall be addressed to the attention of the Corporate Secretary. Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party's address which will be deemed given at the time of receipt thereof.  Any notice given by other means permitted by this Section 3.04 shall be deemed given at the time of receipt thereof.

Section 3.05  Parties in Interest.  This Agreement will inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns.  Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

Section 3.06  Counterpart.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all together will constitute one document.  The delivery by facsimile of an executed counterpart of this Agreement will be deemed to be an original and will have the full force and effect of an original executed copy.

Section 3.07  Severability.  The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of any of the other provisions hereof.  If any provisions of this Agreement, or the application thereof to any person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 3.08   Headings.  The Article and Section headings are provided herein for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

Section 3.09  Governing Law.

(a)           This Agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the law of the State of Nevada, without regard to the conflict of law principles thereof.

(b)           EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEVADA AND OF THE FEDERAL COURTS SITTING IN THE STATE OF NEVADA IN ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT.  EACH OF THE PARTIES AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MUST BE LITIGATED EXCLUSIVELY IN ANY SUCH STATE OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT THAT SITS IN THE STATE OF NEVADA, AND ACCORDINGLY, EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.  EACH PARTY FURTHER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 3.04.  NOTHING IN THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)           EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH OF THE PARTIES (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.09(c).

Section 3.10  Survival of Representations and Warranties.  All terms, conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, will survive the Closing and the delivery of the shares of PublicCo Common Stock to be issued hereunder at the Closing for a period of one year after Closing, regardless of any investigation made by or on behalf of any of the parties hereto.

Section 3.11Assignability.  This Agreement will not be assignable by operation of law or otherwise and any attempted assignment of this Agreement in violation of this subsection will be void ab initio.

Section 3.12  Amendment.  This Agreement may be amended with the approval of the Sebring Equityholders and the boards of directors of each of PublicCo and Sebring at any time.  This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

SUMOTEXT INCORPORATED

By: /s/ Leif Andersen
Name: Leif Andersen
Title: Chief Executive Officer
Attest:

/s/ Leif Andersen
Name:Leif Andersen
Title: Secretary
SEBRING SOFTWARE LLC

By: /s/ Leif Andersen
Name: Leif Andersen
Title: Manager
Attest:

/s/ Leif Andersen
Name: Leif Andersen
Title: Secretary

[SEBRING SHAREHOLDER SIGNATURES FOLLOW]

SEBRING SHAREHOLDERS:

THOR NOR LLC

By: /s/ Leif Andersen
Name: Leif Andersen
Title: Manager
Address:

/s/ Asbjorn Melo
Name: Asbjorn Melo
Address:

/s/ Lester Petracca
Name: Lester Petracca
Address: